Exhibit 10.3

CERTAIN INFORMATION (INDICATED BY “[***]”) IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

TOSHIBA

Toshiba America Electronic Components, Inc.

2950 Orchard Parkway, San Jose, CA 95131

Design and Production Agreement

Netlist Inc.

This Design and Production Agreement (“DPA”) effective July 31, 2008 (the “Effective Date”) is between Toshiba America Electronic Components, Inc., with a principal place of business at 19900 MacArthur Boulevard, Suite 400, Irvine, CA 92612 (“TAEC”) and Netlist Inc with a place of business at 51 Discovery, Suite 150, Irvine, CA 92618 (“Customer”) and sets out the terms and conditions under which TAEC will design the product identified herein for Customer.

1.             Project Name

Register ASIC

2.             Summary

This DPA is for the development of Register ASIC for Customer.  The quote is based on TAEC’s initial die size estimation.

3.             Design Specification

[***]

4.             Schedule

MAJOR PROJECT MILESTONES

Event	Target Date/Completed
Development PO released & Design Initiation	[***]
Completion of Feasibility Study	[***]
Design Decision	[***]
Package selection finalized	[***]
Early netlist for “pipecleaning”	[***]
Final netlist (functionally correct)	[***]
Tapeout — Second Signoff GDSII transfer)	[***]
Delivery of Prototypes	[***]
System compliance phase — start	[***]
System compliance phase — complete	[***]
1st Risk Production shipment	[***]

Production turnaround time:              16 working weeks

Schedule will be finalized in the SOW upon Design Decision. See Section 13.5.

5.             Technology

[***]

6.             Package and Die Size Option

Package	Ball Pitch	Body Size	Substrate Layers	Die Size
[***]	[***]	[***]	[***]	[***]

7.             Internal/External IP

Internal IP:

[***]

External IP:

None

8.             Price

First	1M pieces: US$[***] *[***]
Next	2M pieces: US$[***]
Next	2M pieces: US$[***]
After first	5M pieces: US$[***]

*Prices for 01Mpcs represent an addition of US$[***] per unit in amortized Total NRE cost.  See Section 10.

Changes in die size will affect the price quoted.

Prices do not include and are subject to any applicable sales tax.

9.             Non-Recurring Engineering Charges (“NRE”)

9.1           Total NRE Charges (not including re-spin charges as set out in Section 9.2): US$[***]

9.2           Additional NRE Charges in the event of Re-spin

Metal Layer Re-spin Charges:	US$[***]
All-Layer Re-spin Charges (base and metal layers):	US$[***]

In the event a re-spin involving only metal layers is required, TAEC will provide a firm quote for additional re-spin NRE charges, which will be calculated on a cost per layer basis including required engineering effort. In the event the implementation of design changes affects all metal layers, including contact and vias, the additional NRE cost will not exceed the Metal Layer Re-spin Charges amount stated above.

In the event an all-layer re-spin is required, the All-Layer Re-spin Charges will apply as stated above.

The charges set forth in this Section 9.2 are based on the assumptions that (1) no Material Changes would be needed and (2) no changes whatsoever to the package design would be required, whether Material Changes or not. If either of these assumptions is incorrect, costs may vary.

9.3           Internal IP Defects/Bugs

Should Internal IP be found to have a Defect/Bug, as defined in the attached SLI Terms and Conditions, TAEC will be responsible for the additional NRE re-spin charges required to repair such Defect/Bug, subject to Section 9.4,

9.4           Customer Design Changes During Re-spin for Internal IP Defects/Bugs

If Customer requests design changes during a re-spin to correct Internal IP Defects/Bugs, a portion of the additional re-spin cost will be shared by Customer.

For a metal re-spin, this cost will be calculated on the basis of the number of layers required for Customer changes and whether those layers are implicated by the Internal IP repairs. If the Customer-requested design changes require the same metal arid via layers as would be necessary for the Internal IP Defect/Bug fix, the cost to Customer will not exceed 50% of the additional re-spin NRE charges. If the Customer-requested changes require additional mask layer changes, the NRE cost associated with the additional layers will be solely the financial responsibility of Customer.

If an all-layer re-spin is required in order to fix Internal IP Defects/Bugs, and Customer requests additional design changes at that time, Customer will not he charged more than 50% of the All-Layer Re-spin Charges.

10.          NRE Payment Schedule

Design Decision:	US$[***]
Tape-out:	US$[***]
Delivery of Prototypes:	US$[***]
Amortized NRE:*	US$[***]

*  TAEC agrees to charge and Customer agrees to pay US$[***] in NRE amortized over the first [***] production units, at the additional price of US$[***]  per piece (see Section 8).  In the even t that Customer has not paid the total owed sum of US$[***] through the amortized sales process within 15 months of the date of Delivery of Prototypes, then Customer agrees to pay the entire balance owing upon invoice by TAEC.  For the avoidance of doubt, Amortized NRE is considered part of NRE for all purposes including Sections 9 and 10 of the attached SLI Terms and Conditions.

•      [***] Prototypes are included in NRE.

•      A prototype lot charge of $[***] is included in the Delivery of Prototypes payment. Prototype lot charge is subject to any applicable sales tax.

11.          NRE Services included

Engineering activities

[***]

Manufacturing activities

[***]*

*Any additional qualifications requested by Customer beyond the standard Toshiba qualification are not covered by the Total NRE Charges and may incur additional fees.

12.          Extra Engineering Samples

1-100 pieces:	[***] unit price of US$[***]
101-500 pieces:	[***] unit price of US$[***]
501- 1000 pieces:	[***] unit price of US$[***]

All extra engineering samples are sold as Prototypes and are subject to, without limitation, Articles 18.2 and 19.1 of the Terms and Conditions.

13.          Project Specific Conditions

13.1         Final package selection to be based on [***].  [***] analysis may lead to changes in [***] or [***]. Details of the [***] and [***] analysis and the [***] need to be defined and mutually agreed in the Statement of Work (“SOW”).

13.2         Details on the [***] to be finalized in the SOW prior to [***].

13.3         Customer may order a commercially reasonable number of [***] pieces, as determined by [***] in its sole discretion. [***]goods are subject to, without limitation, Articles [***] of the attached Design and Production Agreement Terms and Conditions (“Terms and Conditions”). In the event that Customer wishes to order any [***]pieces, such order shall be placed no later than the date of [***].

13.4         For the avoidance of doubt, the Specifications as agreed upon by the parties and incorporated into the SOW shall be based upon the defined load models provided by Customer.

13.5         Upon [***], TAEC will discuss the results of its tests assuring a path delay of [***] for the [***]provided by Customer (“[***]”). On or before [***], Customer agrees to inform TAEC whether Customer intends to proceed with the ID design (“Design Decision”). If Customer chooses to proceed with the design, Customer agrees to accept [***], provide a waiver, or alter its specifications to accommodate such results, and TAEC will [***] according to Section 10 of this Agreement. If Customer chooses to cancel the design upon completion of the [***], Customer may terminate this Agreement [***] and [***].

14.          General Conditions

14.1         Pricing stated in this DPA is based on Toshiba America Electronic Components Inc. selling production parts directly to Customer.

14.2         Full specifications and responsibilities to be defined and agreed in a SOW. Customer and TAEC will work in good faith to finalize and sign the SOW within thirty (30) days of design initiation.

14.3         Schedule is provisional. Final schedule is still to be agreed.

14.4         TAEC reserves the right to make extra charges up to [***] of the total NRE if Customer submits [***] Engineering Change Orders (ECOs) or changes to the layout constraints file(s) after the acceptance of final netlist, unless these ECOs/changes are attributed to problems of TAEC implementing the design.

14.5         TAEC may, in its sole discretion, share a copy of this DPA, and any applicable SOW with Toshiba Corporation Semiconductor Company and other Toshiba affiliates, on a need-to-know basis in order to implement or further Customer’s project.

14.6         TAEC may, upon written notice to Customer, share Customer’s information as it pertains to their design kit, library and user documentation with a supplier of EDA Tools for the sole purpose of resolving any debugging issues that may arise during the term of this Agreement.

14.7	This DPA shall be governed by the attached Terms and Conditions, which are incorporated herein by reference.

14.9	In the event of any conflict between the provisions set forth in this DPA and the Terms and Conditions to which it is attached, the contents of the DPA shall control.

14.10

This Agreement (as defined in the Terms and Conditions) is the entire agreement between the parties and supersedes any prior communications, representations, or agreements as to the subject matter hereof, whether written or oral.

14.11	Any changes to the DPA and/or the Terms and Conditions after the execution of the DPA must be mutually agreed upon in the form of a written amendment signed by both parties.

Toshiba America Electronic Components, Inc.	NetList Inc.

/s/ Takeshi Iwamoto	/s/ James P. Perrott
Signature	Signature

James P. Perrott, SVP Sales & Marketing
Takeshi Iwamoto VP, Customer SoC & Foundry Business Unit, System LSI	Printed Name and Title
Printed Name and Title	8/15/08
Date
8/22/08
Date

Toshiba America Electronic Components, Inc.

Design and Production Agreement Terms and Conditions

These Terms and Conditions set out the terms and conditions under which TAEC will de these terms are attached.

1.             DEFINITIONS

1.1           “Agreement” shall refer to the agreement comprising the DPA (as hereinafter defined), the Terms and Conditions, the SOW, and any other addenda specifically noted therein (all as defined herein).

1.2           “CEM “ means a contract manufacturer engaged by Customer to purchase Product(s) from TAEC, which are then assembled into products sold to Customer.

1.3           “Customer” means the customer identified on Page 1 of the DPA.

1.4           “Defect/Bug” means a failure of any intellectual property to meet the mutually agreed upon chip level and system level specifications as provided at the time of development. Such failure or nonconformance includes, but is not limited to, the inability of the logic or interface portion of either Internal and External IP to meet mutually agreed upon chip level and system level specifications.

1.5           “Design Initiation” means Customer has placed and TAEC has accepted a Development PO to proceed with Customer’s design.

1.6           “Development PO “ is the purchase order created by the Customer to signify they have accepted the Specifications and have agreed to proceed with the development of Customer’s design.

1.7           “DPA” means the Design And Production Agreement to which these terms and conditions are attached.

1.8           “Effective Date” shall mean the date reflected on the first page of the DPA, its date of execution notwithstanding.

1.9           “External IP” shall mean intellectual property acquired from a third party IP provider by TAEC or Customer for use in Customer’s design, which is so identified in the SOW and/or in the DPA.

1.10         “Internal IP “ means intellectual property owned and/or provided by TAEC for use in Customer’s design, which is so identified in the SOW and/or in the DPA.

1.11         “Mask Work” means a series of related images, however fixed or encoded; having or representing the predetermined, three dimensional pattern of metallic, insulating or semiconductor material present or removed from the layers of a semiconductor chip product; and in which series the relation of the images to one another is that each image represents a pattern of the surface of one form of the resulting semiconductor chip product.

1.12         “Material Changes” means any changes in Customer-provided specification or netlist that (1) lead to an increase in block size or die size of 1% or more; (2) increase the nominal performance of the block or chip or both by 1 % or more; (3) alter the testing requirements after the Second Signoff; (4) in the case of I/O limited designs, lead to any increase in pin out; or (5) in the case of non-I/O limited designs, lead to an increase in pin out of 1 % or more.

1.13         “NRE “ means the non-recurring engineering fees charged for specific phases of work as set forth in the DPA.

1.14         “Product” means the resulting product based on the design specified in the DPA and shall be defined by mutually agreed upon specifications embodied in the documents contained within the Customer Part Number File and TAEC published Quality and Reliability Standards

1.15         “Prototype” means pre-production engineering samples of Products, which have been manufactured before the completion of the Prototype Approval Signoff by both parties. Prototypes are provided for evaluation purposes only. Prototypes may also be called “Engineering Samples” or “KS,” “ES, “ or “HS “ for invoicing or other purposes, but other types of reference to a Prototype shall not change the status as the Prototype.

1.16         “Prototype Approval Signoff” shall mean the form signed by the Customer when the Prototype meets the required Specification and the design is suitable for transfer in to production.

1.17         “Risk Production” means TAEC’s commencing production of goods before the completion of the Prototype Approval Signoff by both parties.

1.18         “Second Signoff” means the form signed by both parties indicating the design is ready for Tape-out.

1.19         “SOW “ means the Statement of Work attached to the DPA, or which is executed separately by the parties if not attached thereto. The parties expressly agree that the SOW may be modified from time to time on their mutual agreement, and that the project schedule and other records of the TAEC Program Manager shall be the record of the parties’ modifications to the SOW.

1.20         “Specifications” means the specifications agreed by the parties for the Product and Prototype, as applicable and incorporated into the SOW.

1.21         “System Level Verification “ shall mean the performance of the External IP on the silicon in varying Customer application systems as stated on the third party IP provider specification.

1.22         “TAEC “ means Toshiba America Electronic Components, Inc.

1.23         “Tape-out” means TAEC has released final database to Japan to begin the prototype fabrication (mask making and wafer fabrication).

1.24         “Terms and Conditions” means these Design and Production Agreement Terms and Conditions.

2.             DEVELOPMENT WORK

2.1           Details of the development are set forth in the SOW. Design requirements may be changed by mutual written agreement of the Parties; however, Customer understands and agrees that such changes may result in additional charges.

2.2           The development shall be completed when Customer notifies TAEC that the Prototype received by Customer meets the Specifications, when Customer executes the Prototype Approval Signoff.

2.3           If the Prototypes do not conform to the agreed specification and TAEC agrees that the nonconformance is due to TAEC’s error, TAEC will make all commercially-reasonable efforts to expedite delivery of conforming Prototypes.

2.4           If Customer requests any modifications to the Specifications, TAEC agrees to complete the modification as soon as is reasonably practicable after TAEC has agreed to the modification. For the avoidance of doubt, the parties expressly agree that TAEC shall have no obligation to commence a modification unless and until the parties have agreed on adjustments in schedule, costs, or other applicable provisions.

2.5           If TAEC assembles and manufactures any goods at Customer’s request before Customer has issued its written approval via Prototype Approval Signoff, Customer understands and agrees that they will be done on a Risk Production order basis, with Customer responsible for all assembly and production costs.

2.6           Products will be tested to the developed test program resulting from the simulation database. Changes to the test program after sample or production initiation may result in production lead-time delays.

2.7           Each delivery of Products shall be initiated by Customer’s written or electronic notification that a Purchase Order (“Purchase Order”) will be forthcoming. Customer shall send a written Purchase Order to TAEC within five (5) working days of the verbal notice. Each Purchase Order shall identify the Products ordered; indicate the requested quantity and a mutually agreed upon price; and specify the requested delivery date.

2.8           Design initiation shall commence when Customer issues a Purchase Order for the NRE charge. The Purchase Order shall refer to the applicable DPA, and shall include the words: “This Purchase Order represents acceptance of the terms and conditions in the Design And Production Agreement between the issuer and Toshiba America Electronic Components, Inc.”

2.9           TAEC shall supply Products to Customer based on production Purchase Orders that support a six (6) month rolling forecast.

3.             DEVELOPMENT TERM

[***]

4.             COMPENSATION

4.1           [***]

4.2           [***]

4.3           [***]

5.             RE-SPIN NRE CHARGES

Re-spin NRE charges will be based on engineering and manufacturing services as well as on the extent of the modification, which may be done as either a metallization or a diffusion change. Metallization changes may be implemented by regenerating the metal and via masks only. Diffusion modifications, on the other hand, require the regeneration of all masks. The extent of the engineering and manufacturing services required for re-design shall be considered in determining total charges for a re-spin of the design which shall be specified in the DPA or an Amendment thereto.

6.             ACKNOWLEDGMENT

6.1           TAEC shall process Customer’s Purchase Orders submitted in accordance with Article 2.7 within ten (10) working days of TAEC’s receipt thereof. Purchase Orders shall only be binding as of the date of TAEC’s acknowledgment and acceptance thereof.

6.2           TAEC shall only accept Purchase Orders with requested delivery dates no more than six (6) months from the Purchase Order date. Any requests for a shipment beyond that six-month period shall be reviewed and acknowledged only after the requested delivery date moves within the six (6) month period.

7.             PRODUCT LEADTIME

7.1           Prototypes: TAEC will use all commercially reasonable efforts to provide Prototypes within the total turnaround time defined in the appropriate DPA and expressed as working weeks from Tape-out.

7.2           Production: TAEC will use all commercially reasonable efforts to provide production lead-time as defined in the appropriate DPA or other document issued by TAEC, from the date of TAEC’s acknowledgment and acceptance of a Purchase Order.

8.             SHIPMENT AND DELIVERY

8.1           Shipments shall be F.C.A. shipping point. Risk of loss or damage shall pass from TAEC to Customer upon delivery of the Products to the common carrier for shipment to Customer; title to all Products released hereunder shall pass to Customer upon full payment by Customer therefor.

8.2           Unless otherwise specified by Customer, TAEC shall ship Products according to TAEC’s standard method. Freight and insurance will be prepaid by TAEC and invoiced to Customer.

8.3           TAEC shall not be liable for any damages or penalties for delay in delivery, or for failure to give notice of delay when such delay is due to an act of Customer or any cause beyond the reasonable control of TAEC, including, but not limited to, the causes specified in Article 28. FORCE MAJEURE clause herein. For any delay excusable under Article 28, the delivery date shall be deemed extended for the duration of the force majeure event.

9.             PAYMENT TERMS

9.1           Customer shall pay to TAEC all amounts due hereunder within thirty (30) days of the date of TAEC’s invoice therefor.

9.2           Customer may have a third party distributor or other entity (each, a “Designated Payor”) pay the NRE charges on Customer’s behalf subject to the following conditions:

a.             Customer will so inform TAEC and will give TAEC instructions on to whom and where the NRE invoice(s) should be sent;

b.             Upon TAEC’s request, Customer will provide reasonable evidence to TAEC of such Designated Payor s agreement to pay the NRE charges;

c.             Customer remains primarily liable for the payment of the NRE charges, and understands and agrees that it shall be fully responsible therefor if the Designated Payor fails to pay such charges within thirty (30) days of the date of TAEC’s invoice; and

d.             The payment of the NRE charges by a Designated Payor shall not affect any of the rights and obligations of the parties hereunder, and such Designated Payor shall not be deemed a third party beneficiary of this Agreement, nor shall the Designated Payor have any rights in or to Products, Prototypes, Mask Works, or any other item relating to the subject matter hereof or any right to place or enforce a lien against TAEC relating to the subject matter of this Agreement, and Customer shall indemnify and hold harmless TAEC from any damages or claims TAEC may suffer as a result of Customer’s engagement of a Designated Payor.

9.3           TAEC may withhold or suspend shipment or other performance hereunder, in whole or in part, if Customer or its Designated Payor, as applicable, fails to make any payment in accordance with Article 9.1, or otherwise fails to perform its obligations under these Terms and Conditions.

9.4           TAEC reserves the right to monitor Customer’s or the Designated Payor’s creditworthiness periodically during the course of the work. If, in TAEC’s reasonable opinion, Customer’s or the Designated Payor’s, creditworthiness declines, TAEC shall so notify Customer or the Designated Payor, and as a condition to the performance of any obligation under this Agreement, TAEC reserves the right in its sole discretion to require Customer or the Designated Payor to provide security for payment of any amounts due under this Agreement, including, but not limited to, opening an irrevocable letter of credit to support Customer’s payment obligations hereunder, or such other means as TAEC may determine appropriate.

10.           CANCELLATION/DELAY OF DEVELOPMENT:

10.1         In the event that Customer unilaterally delays a design milestone for longer than four (4) weeks beyond the schedule specified in the SOW, TAEC reserves the right to charge Customer up to a total of [***] of the Total NRE charge specified in the DPA.

10.2         If Customer wishes to discontinue the project after TAEC has accepted the Development PO from Customer, the Customer or the Designated Payor shall be responsible to pay TAEC for the NRE charges as set forth below (“Cancellation Fee”), unless otherwise agreed in writing between TAEC and the Customer:

Time	Cancellation Fee

[***]	[***]% of NRE
[***]	[***]% of NRE
[***]	[***]% of NRE
[***]	[***]% of NRE

10.3         In the event that Customer unilaterally delays a design milestone for longer than [***] beyond the schedule specified in the SOW, TAEC reserves the right to deem the design cancelled and assess the Cancellation Fee specified in Section 10.2. In such case, the Agreement will terminate upon payment of the Cancellation Fee.

10.4         For the avoidance of doubt, NRE already invoiced to Customer per the milestones and NRE payment schedule set forth in the DPA (“Paid NRE”) shall offset the Cancellation Fee assessed in Sections 10.2 and 10.3 above. To the extent that the Paid NRE exceeds the Cancellation Fee as assessed, TAEC shall not charge an additional Cancellation Fee; however, Paid NRE will not be refunded upon cancellation of the design.

11.           CANCELLATION/RESCHEDULE OF PRODUCTION ORDERS

11.1         Requests for cancellation must be made in writing, and the following terms shall apply unless otherwise agreed in writing between TAEC and the Customer. Cancellation fees will be assessed based on the length of time from the date a written notice is received by TAEC to the first scheduled shipment date.

Days from scheduled shipment	Cancellation Fees
0 - 30 days	[***]
31- 60 days	[***]
61- 90 days	[***]
91-120 days	[***]

11.2         Re-schedule requests must be made in writing sixty (60) days before the original delivery date. Any order may be re-scheduled only once. Requests to delay shipments may not exceed ninety (90) days from the original committed delivery date. The re-scheduled order may not be canceled or further modified, and Customer will be liable for full payment of the selling price.

Days before Shipment	Terms
Within next 60 days	[***]
Within 60-120 days	[***]
Over 120 days	[***]

12.           INTELLECTUAL PROPERTY RIGHTS AND OWNERSHIP

12.1         Customer retains all right, title and interest in and to all proprietary rights, including without limitation, patent, copyright, trade secrets, mask work rights, in and to: (i) all designs and design features of the Products, and (ii) all patterns, drawings, and other data concerning the Products’ design features including, but not limited to, the Products’ database, and (iii) all Mask Work produced by TAEC for the manufacturing of Products.

12.2         Notwithstanding the above provision, TAEC retains all right, title and interest in and to its processes and all patent, trade secret, and other intellectual property rights therein, and any associated technology and know-how. For the purposes of this Agreement, “processes” shall mean TAEC’s manufacturing processes, including, but not limited to the process control monitor contained in the Mask Work. TAEC reserves the right to perform similar work for its other customers.

12.3         Both parties understand that any and all Mask Works produced by TAEC for the manufacturing of the Products contain both parties’ Confidential Information (as hereinafter defined), and that such Mask Works shall not be used in any manner except as necessary for the performance of this Agreement.

12.4         The party who desires to assert its Mask Work rights against any third party for infringement (the “Asserting Party”) shall give prior written notice to the other party to allow such other party to decide whether or not to participate in such dispute. If the other party decides not to participate, it shall provide all commercially reasonable assistance to the Asserting Party in connection with such dispute, at the Asserting Party’s expense.

12.5         If an invention is made solely by the employees of either party in connection with the development of the Prototype or Products, all right, title, and interest in and to such items shall belong solely to the party whose employees made such invention. If an invention is jointly made by the employees of both Customer and TAEC, Customer and TAEC shall jointly own all right, title, and interest thereto. Each party shall be entitled to use and exploit such jointly owned invention and intellectual property rights without notice or accounting to the other party.

13.           MASK WORKS REGISTRATION

13.1         If Customer desires to register the Mask Work for the Products under the Semiconductor Chip Protection Act of 1984 (the “Act”), Customer shall make registration by itself; however, Customer shall include TAEC’s name in such registration. Customer shall have sole responsibility for obtaining registrations for the Mask Work. Upon Customer’s request, TAEC agrees to supply Customer or its designee with any reasonable identifying material required for deposit under the Act in order to register a Mask Work in the names of Customer and TAEC. All expenses and charges for registration and upkeep on Mask Work shall be borne by Customer.

13.2         Customer shall use its best efforts to comply with all semiconductor protection laws and applicable regulations in connection with such application. If possible, Customer shall expressly identify in the “nature of contribution” column of the U.S. mask work registration form (and applicable columns of the application form of other countries) that the portion of the Mask Work for the Products and any intellectual property rights including Mask Work related thereto remain the sole and exclusive property of TAEC.

13.3         Customer shall furnish TAEC with a copy of the application form of Mask Work for TAEC’s prior to filing, and shall give TAEC reasonable time and opportunity to suggest changes and edits.

14.           MASK WORK NOTICE

Upon written request by Customer, and subject to packaging constraints, TAEC will place a Mask Work notice on the outside package of the Product which shall consist of the letter M in a circle and the names of Customer and TAEC.

15.           BUSINESS RELATIONSHIPS

15.1         Except as may be specifically provided in this Agreement, no right or license either expressed or implied is granted to either party under any patent, patent application or any other intellectual property right as a result of this Design Agreement. The rights and obligations of the parties to these Terms and Conditions are limited to those expressly set forth herein.

15.2         This Design Agreement is not intended to constitute or create a joint venture, partnership or formal business entity of any kind. Customer and TAEC shall be independent contractors and neither party shall act as the agent for or partner of the other party without prior written agreement.

15.3         Nothing in these terms and conditions shall give either party the right to use the other’s name, trademark or logo except where specifically authorized in writing by such other party.

15.4         Customer understands and agrees that a CEM’s purchases and other information relating to its business relationship with TAEC are confidential information that TAEC may not disclose without the CEM’s express permission (the “CEM Information”). Consequently, if Customer requests TAEC to provide such CEM Information, TAEC shall do so only if:

a.             Customer provides to TAEC proof of the CEM’s permission; or

b.             Customer defends, indemnifies, and holds TAEC harmless from and against any and all claims and damages that TAEC may suffer as a result of such disclosure of CEM Information.

16.           SUBCONTRACTING

16.1         TAEC may subcontract all or part of the development of the Products to Toshiba Corporation or one or more of TAEC’s affiliates or subcontractors, provided that each such subcontracting party agrees in writing to comply with provisions of these terms and conditions.

16.2         Customer may subcontract all or part of its obligations hereunder with respect to the Products to one of its affiliates or subcontractors (each, a “Permitted Party”), provided that (a) each such Permitted Party agrees in writing to comply with provisions of these terms and conditions, (b) the Permitted Party is not a semiconductor competitor to TAEC, and (c) Customer has given TAEC permission to share information with such Permitted Party as may be required for Permitted Party to carry out its duties.

17.           CONFIDENTIAL INFORMATION

17.1         “Confidential Information” as used in this Agreement will mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, and formulae related to the current, future and proposed products and services of each of the parties and/or its customers and/or vendors, including, without limitation, information concerning product or process research and development, design details and specifications, engineering, financial data, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans.

17.2         The parties agree that Confidential Information exchanged by them under this Agreement shall be protected by the provisions of the Nondisclosure Agreement (“NDA”) signed between them, and made effective as of             , mutatis mutandis.

17.3         Notwithstanding the expiration or termination of the NDA, the provisions of this Article 17 shall remain in effect for a period of ten (10) years from the date of this Agreement.

18.           WARRANTY

18.1         Customer acknowledges and agrees that the success of the development of the custom product contemplated by this Agreement cannot be assured. TAEC gives no representation or warranty that it will be successful in developing a design for such custom product or that the development will progress according to the milestones set forth in the Statement of Work. TAEC will under no circumstances be liable for any damages arising from its failure to develop a design for such custom product or for failing to meet the milestones set forth in the SOW. Any expenditures or commitments by Customer in anticipation of TAEC’s success in developing such custom product or meeting the milestones set forth in the SOW will be at Customer’s sole risk and expense.

18.2         PROTOTYPES/RISK PRODUCTION-NO WARRANTY CUSTOMER ACKNOWLEDGES AND AGREES THAT ANY PROTOTYPE AND/OR RISK PRODUCTION GOODS DELIVERED HEREUNDER ARE DELIVERED ON AN “AS IS “ BASIS WITH ALL FAULTS AND WITH NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED.

18.3         PRODUCT WARRANTY

a.             TAEC warrants that:

i]              for a period of one (1) year from the date of the delivery of each Product, the Product shall: (a) conform to the Specifications; (b) be free from defects in material or workmanship under normal use and service; and

ii]             at the time of delivery, the Products will be free and clear of all liens, encumbrances, and other claims except for TAEC’s reservation of a security interest in the Products prior to receipt of payment in full therefor.

b.             TAEC’s responsibility and the sole and exclusive remedy of Customer under this warranty is, at TAEC’s option, to repair, replace, or credit Customer’s account for any defective Products which are returned by Customer during the applicable warranty period set forth above in sub-Article 18.3a.i], provided that: (a) Customer promptly notifies TAEC in writing with a detailed description of any alleged deficiencies upon discovery by Customer that such Products fail to conform to the specifications; (b) such Products are returned to TAEC, F.C.A. TAEC’s plant; and (c) TAEC’s examination of such Products establishes to TAEC’s satisfaction that such alleged deficiencies actually existed and were not caused by Customer’s misuse, neglect, alteration, improper installation, repair, or improper testing of the Product(s).

c.             TAEC SHALL WARRANT EXTERNAL IP SOLELY TO THE EXTENT SET FORTH IN THE APPLICABLE SOW. IF THE SOW IS SILENT ON WARRANTY, VERIFICATION, TESTING OR MAINTENANCE OF THE EXTERNAL IP, CUSTOMER UNDERSTANDS AND AGREES THAT TAEC SHALL NOT WARRANT ANY EXTERNAL IP, EXPRESSLY OR IMPLIEDLY, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

18.4         FOR THE AVOIDANCE OF DOUBT, THE PARTIES EXPRESSLY AGREE THAT THE WARRANTIES SET FORTH IN THIS ARTICLE SHALL NOT APPLY TO (i) ANY EXTERNAL IP, AND (ii) NON-CONFORMANCE CAUSED BY (A) IMPROPER USE, INSTALLATION, MISUSE, NEGLECT, MODIFICATION, ALTERATION, REPAIR, OR IMPROPER TESTING OF THE PROTOTYPES OR PRODUCTS BY CUSTOMER OR ANY PARTY; (B) THE PROTOTYPES OR PRODUCTS HAVING BEEN SUBJECTED TO UNUSUAL PHYSICAL OR ELECTRICAL STRESS; OR (C) INTERFERENCE FROM APPLICATIONS, SOFTWARE, OR OTHER PRODUCTS PROVIDED BY THIRD PARTIES.

18.5         EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE, TAEC DISCLAIMS AND CUSTOMER WAIVES ALL OTHER WARRANTIES OR LIABILITIES OF TAEC, EXPRESS, IMPLIED, OR ARISING OUT OF COMMON LAW OR COURSE OF DEALING, RELATING TO TAEC’s PERFORMANCE HEREUNDER, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE. THIS WARRANTY IS FOR THE SOLE BENEFIT OF CUSTOMER AND NOT FOR ANY THIRD PARTY.

19.           PROTOTYPES/RISK PRODUCTION

19.1         Customer acknowledges that any Prototype will be provided for evaluation purposes only and not for any other purposes and shall not be offered to any of its customers, directly or indirectly, for purposes other than evaluation. Customer shall defend, indemnify, and hold TAEC and its affiliates harmless from and against all damages, obligations, causes of action, suits, or injuries of any kind arising from or in relation to Customer’s use or other disposition of the Products in violation of this Agreement and/or Customer’s supply of the Prototype to any of its customers.

19.2         Customer acknowledges that Risk Production goods are provided prior to Prototype Approval Signoff. Customer agrees to defend, indemnify, and hold TAEC and its affiliates harmless from and against all damages, obligations, causes of action, suits, or injuries of any kind arising from or in relation to Customer’s supply of the Risk Production goods to any of its customers.

20.           PRODUCT APPLICATION

20.1         This design is intended for general commercial applications such as but not limited to telecommunications, information technology equipment, computer equipment, office equipment, test and measurement instrumentation, or domestic appliances. The design is not intended for use in, nor is it intended to be incorporated into the Product for use in, nor will TAEC knowingly sell such items for use in equipment which requires extraordinarily high quality or reliability, and/or in equipment which may involve life threatening, life support, life sustaining, or life critical applications, including, but not limited to such uses as atomic energy controls, airplane or spaceship instrumentation, traffic signals, biomedical or medical instrumentation, combustion control, offensive weapon systems, or safety devices.

20.2         TAEC DOES NOT ACCEPT, AND HEREBY DISCLAIMS, LIABILITY FOR ANY DAMAGES, WHICH MAY ARISE FROM THE USE OF TAEC PRODUCTS USED IN SUCH EQUIPMENT OR APPLICATION AS SET FORTH HEREINABOVE. CUSTOMER SHALL DEFEND, INDEMNIFY, AND HOLD TAEC FREE AND HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, PROCEEDINGS, COSTS, LOSSES, DAMAGES, AND EXPENSES OF EVERY KIND AND NATURE WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH USE OF PRODUCTS IN ANY SUCH EQUIPMENT OR APPLICATION.

21.           INSPECTION

Customer shall inspect Products at its own expense in accordance with the inspection standard agreed upon by the parties. Unless Customer provides TAEC with written notice of rejection within thirty (30) days after TAEC’s delivery of the Products to the carrier, together with sufficient evidence of the cause thereof, Products shall be deemed finally and irrevocably accepted. If TAEC receives notice of rejection within that thirty (30) days, then TAEC shall, at its option, repair or replace the defective Products or credit Customer’s account, if TAEC has breached its warranty under Article 18.

22.           ISSUANCE OF RETURN MATERIAL AUTHORIZATION NUMBER

22.1         All Products which Customer returns to TAEC must be accompanied by a Return Material Authorization (RMA) number. Unless further verification is required by TAEC, TAEC shall provide Customer with an RMA number within three (3) working days of Customer’s request for return of the nonconforming Product to TAEC.

22.2         If it is determined that the failure is electrical, mechanical, or of any other nature requiring further verification by TAEC, Customer shall return to TAEC an agreed upon number of data-logged samples of the Product lot, whereupon TAEC shall issue a Failure Analysis (FA) number. Customer may, at its option, suspend the processing of invoices through Customer’s accounting system for such nonconforming Product, pending resolution of the investigation. TAEC shall analyze the samples and report its findings to Customer within thirty (30) days after receipt of the samples and shall advise Customer of a schedule to complete the failure analysis and take corrective action.

22.3         An RMA shall be issued within three (3) working days following verification of the failure, if, after testing, the sample has been found to be nonconforming. Upon mutual agreement, TAEC shall replace, repair, or credit the purchase price of any Product which has been found to be nonconforming. If the returned Product is subsequently determined by Customer and TAEC to be in conformance, Customer shall immediately complete payment.

22.4         Transportation charges for Products returned from Customer to TAEC or from TAEC to Customer under this Article shall be at TAEC’s expense, provided that Customer shall reimburse TAEC for any transportation charges paid by TAEC for returned Products which are subsequently found to be conforming.

23.           MATERIAL AVAILABILITY

23.1         TAEC shall give Customer reasonable advance notice of its intent to discontinue the manufacture of those Products included in this Agreement. Such notice shall be no less than twelve (12) months in advance of the last order date. Customer shall have a twelve (12) month order placement period and must take receipt of the Products within eighteen (18) months of notification of the discontinuance.

23.2         After receipt of such notice of discontinuance, Customer may determine its Life Time Buy (LTB) quantity under the following conditions: (a) the quantity shall be by mutual agreement and (b) the price shall be negotiated at the time TAEC gives notice of the discontinuance.

24.           LIABILITY

TAEC WILL UNDER NO CIRCUMSTANCES BE LIABLE FOR INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, SECONDARY, PUNITIVE OR EXEMPLARY LOSS OR DAMAGES OR ECONOMIC LOSS ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT FOR ANY REASON WHATSOEVER REGARDLESS OF THE FORM OF ACTION, EVEN IF TAEC HAD BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGES OCCURRING AND EVEN IF AN EXCLUSIVE REMEDY FAILS OF ITS ESSENTIAL PURPOSES. TAEC SHALL NOT BE LIABLE FOR ANY DAMAGES OR CLAIMS ARISING MORE THAN ONE (1) YEAR PRIOR TO THE INSTITUTION OF A LEGAL PROCEEDING THEREON. IN NO EVENT WILL TAEC’s LIABILITY TO CUSTOMER FOR ANY ACTION OR CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNT ACTUALLY PAID BY CUSTOMER TO TAEC FOR THE PROTOTYPES OR PRODUCTS THAT ARE THE SUBJECT OF SUCH CLAIM.

25.           INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION

25.1         Subject to the provisions set forth hereinafter and in Article 26. NON-INFRINGEMENT OF RIGHTS clause herein, TAEC shall defend, indemnify, and hold Customer harmless from and against all damages, obligations, causes of action, suits, or injuries of any kind arising from any actual or claimed infringement of United States, Canada, Mexico, Japan and European Community patents, mask work rights, or copyrights with respect to TAEC’s design or TAEC’s manufacturing of the Prototypes or Products; provided that:

a.             Customer shall promptly notify TAEC in writing of any claim of infringement; and

b.             TAEC shall have sole control of both the defense of any action on such claim and all negotiations for its settlement or compromise; and

c.             Customer shall provide all reasonably necessary authority, information, and assistance to TAEC and its counsel for the defense of such claim.

25.2         Notwithstanding the foregoing, TAEC shall have no liability or obligation to Customer with respect to any intellectual property results infringement or claims thereof based on:

a.             TAEC’s compliance with designs, plans, specifications, or other information provided by Customer;

b.             Use of the Prototypes or Products in combination with devices or products not purchased hereunder where the Products would not in themselves be infringing;

c.             Use of the Prototypes or Products in an application or environment for which such Products were not designed or contemplated;

d.             Modifications or additions to Prototypes or Products by Customer;

e.             Any claims of infringement of a patent in which Customer, or any affiliate or customer of Customer, has an interest or a license; or

f.              Should the owner of such intellectual property rights wish to grant a license to Customer with respect to a claim of patent infringement when the claimant declines to offer a license to TAEC but insists upon dealing only with Customer, notwithstanding TAEC’s good faith efforts to resolve the claim.

25.3         If any Product is held to constitute an infringement or its use is enjoined, TAEC, at its option and at its own expense, may:

a.             Procure for Customer the right to continue using such Product royalty-free; or

b.             Replace such Product to Customer’s reasonable satisfaction with non-infringing product of equivalent quality and performance; or

c.             If (a) and/or (b) above are impracticable, accept the return of such Product for credit, allowing for a reasonable deduction for depreciation.

26.           NON-INFRINGEMENT OF RIGHTS

Customer represents and warrants that the circuit design and other information furnished by Customer to TAEC, with respect to the design portion of the Prototypes or Products does not infringe any copyright, trade secret, United States, Canada, Mexico, Japan and European Community patent or other intellectual property right of any third party. Customer shall defend, indemnify and hold harmless TAEC against any claims, damages, and expense (including attorney fees), arising out of or in connection with Customer’s breach of the foregoing representation and warranty.

27.           TERMINATION

27.1         This Agreement will become effective on the Effective Date and will remain in full force and effect for a period of three (3) years from the Effective Date, unless terminated pursuant to this Article 27.

27.2         Either party may terminate any development or Purchase Order, effective upon written notice to the other party should any of the following events occur:

a.             The other party files a voluntary petition in bankruptcy;

b.             The other party is adjudicated bankrupt;

c.             The other party makes an assignment for the benefit of its creditors;

d.             A court assumes jurisdiction of the assets of the other party under any bankruptcy; or

e.             A party is unable to pay its debts as they become due.

27.3         Either party shall have the right to terminate any development or Purchase Order for breach of a material term or condition of this Agreement, if such breach continues for a period of thirty (30) days after written notice thereof to the other.

27.4         If Customer defaults in the payment of any sum due under this Agreement and does not cure such default within thirty (30) days of written notice thereof from TAEC, then TAEC shall, without further notice, have the immediate right to repossess and remove the Product. Customer’s obligation to pay all charges which shall have accrued and compensation, if any, which covers the actual costs incurred by TAEC as a result of such termination, shall survive any termination of this Agreement.

28.           FORCE MAJEURE

Neither party shall be responsible or liable in any way for failure or delay in performing its obligations under these terms and conditions, other than obligations to make payment, when such failure or delay is directly or indirectly due to an act of God, war, threat of war, war-like conditions, hostilities, sanctions, mobilization, blockade, embargo, detention, revolution, riot, looting, striking, lockout, accident, fire, explosion, flood, inability to obtain fuel, power, raw materials, labor, container or transportation facilities, breakage of machinery or apparatus, government order or regulations, or any other cause beyond its reasonable control.

29.           GOVERNMENT INTERVENTION

TAEC reserves the right to adjust prices or quantities to equitably compensate for increases in tariffs or similar charges, or for other government actions resulting in curtailment, prevention, or taxation of imports. Unless otherwise required by law, all prices will be quoted and billed exclusive of Federal, state, and local excise, sales, and similar taxes, but inclusive of import duties.

30.           EXPORT REGULATIONS

This Agreement involves products and/or technical data that may be controlled under the U.S. Export Administration Regulations and that may be subject to the approval of the United States Department of Commerce prior to export. Any export or re-export by either party, directly or indirectly in contravention of the U.S. Export Administration Regulations, is prohibited.

31.           GENERAL

31.1         Neither party shall assign its rights and obligations under this Agreement without the prior written consent of the other party, except that TAEC may assign the performance of any of its obligations, including the manufacture of Prototypes or Products, to Toshiba Corporation or its affiliates.

31.2         These Terms and Conditions shall be interpreted and governed by the laws of the State of California without regard for its conflicts of laws principles, regardless of where any action may be brought. The parties agree to submit to the exclusive jurisdiction of the state and federal courts of the State of California. The parties expressly agree that the UN Convention for the International Sale of Goods shall not apply hereto.

31.3         All modifications to this Agreement must be in writing and signed by both parties. Failure or delay of either party to exercise any right or remedy hereunder shall not constitute a waiver of rights or remedies under this Agreement.

31.4         This Agreement is the exclusive statement of the Terms and Conditions between the parties with respect to the matters set forth herein, and supersedes all other prior or contemporaneous agreements, negotiations, representations, tender documents, and proposals, written and oral. Any additional or conflicting provisions contained in Customer’s purchase order, or any purchase order acknowledgment issued by TAEC shall not apply.

31.5         If any provision of this Agreement is held unenforceable or inoperative by any court of competent jurisdiction, either in whole or in part, the remaining provisions shall be given full force and effect to the extent not inconsistent with the original terms of this Agreement.

31.6         Any notice given hereunder shall be sent in writing to the other party’s business address set forth on the cover page hereof, or to such other party and address as such part shall have designated most recently in writing. Notices directed to TAEC shall be sent “Attention: Legal Department.”

31.7         This Agreement may be executed in several identical counterparts, each of which when executed by the parties hereto and delivered shall be an original, but all of which together shall constitute a single instrument.

31.8         Articles 9, 12, 13, 15, 17, 19, 20, 24, 25, 26, 30 and 31 shall survive the termination or expiration of this Agreement.